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                    Dryden Index Series Fund
                      Gateway Center Three
                       100 Mulberry Street
                    Newark, New Jersey 07102



                          May 30, 2008


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn: Filer Support Unit


Re: Dryden Index Series Fund
File Nos. 811-06677 and 033-48066


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for the above named Fund for the six-month period ended March 31, 2008. The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                    Jonathan D. Shain
                                    Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of May 2008.


Dryden Index Series Fund





Witness:  /s/ Floyd L. Hoelscher                  By:  /s/
Jonathan D. Shain
        Floyd L. Hoelscher                  Jonathan D. Shain
                                        Assistant Secretary







L:\MFApps\CLUSTER 1\N-SAR\Index\2008\Semi letter.doc